UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2011

Gladstone Capital Corporation (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00237 (Commission File Number)	54-2040781 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Jack Reilly to the Board of Directors

On January 11, 2011, Jack Reilly was elected to the Board of Directors of Gladstone Capital Corporation (the "Company") and appointed as a member of the Company’s Audit Committee, effective immediately.

Since 1987, Mr. Reilly has been the President of Reilly Investment Corporation, which provides advisory services and financing to public and private companies involved in real estate financing. Mr. Reilly served as President and CEO of Reilly Mortgage Group, Inc. from 1976 to 1984, before the company was sold to Perpetual Savings Bank.  From 1971 to 1976 Mr. Reilly served as Vice President at Walker & Dunlop, Inc., which specialized in commercial loan origination, joint ventures and HUD programs. Prior to that, he worked as a Research Engineer for the Crane Company after serving in the U.S. Navy as a Supply Officer from 1964 to 1967.  Mr. Reilly received a Bachelor of Arts and a Bachelor of Science, Mechanical Engineering from University of Notre Dame and an MBA from Harvard Business School. He is involved in many notable charities in the Washington, D.C. area.

Appointment of David Watson as Chief Financial Officer

David Watson was appointed by the Board of Directors of the Company to fill the Company’s Chief Financial Officer position, effective January 11, 2011, and until the appointment of his successor. Since January 2010, Mr. Watson, age 35, has served and will continue to serve as the Chief Financial Officer for Gladstone Investment Corporation, an affiliated fund of the Company.

From August 2007 to January 2010, Mr. Watson served as Director of Portfolio Accounting for MCG Capital Corporation.  From July 2001 to July 2007, Mr. Watson was employed by Capital Advisory Services, LLC, which subsequently joined Navigant Consulting, Inc., where he held various positions providing finance and accounting consulting services.

The Company does not pay cash compensation or provide other benefits directly to Mr. Watson or to any of its other executive officers.  Mr. Watson is an employee of Gladstone Administration, LLC (the “Administrator”), which is compensated for the services it provides to the Company pursuant to the terms of an administration agreement between the Company and the Administrator (the “Administration Agreement”).  Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, the Company’s allocable portion of the salary and bonus (“Salary Expenses”) of Mr. Watson.  Based on the December 31, 2010 proportion of expense reimbursement due to the Administrator under the Administration Agreement, the Company expects that its allocable portion of Mr. Watson’s annualized Salary Expenses will be approximately $48,700.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)
January 11, 2011	By: /s/ David Gladstone (David Gladstone, Chief Executive Officer)